Electronic Articles of Incorporation For

P16000047105
FILED
May 26, 2016
Sec. Of State
gmcleod

VITACIG, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

VITACIG, INC.

Article II

The principal place of business address:

4375 WATERMILL DRIVE
ORANGE PARK, FL. US 32073

The mailing address of the corporation is:

4375 WATERMILL DRIVE
ORANGE PARK, FL. US 32073

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000,000

Article V

The name and Florida street address of the registered agent is:

EILERS LAW GROUP P.A.
1000 5TH STREET
SUITE 200-P2
MIAMI BEACH, FL. 33139

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: WILLIAM EILERS

P16000047105
FILED
May 26, 2016
Sec. Of State
gmcleod

Article VI

The name and address of the incorporator is:

WILLIAM EILERS
84 SAINT DUNSTANS RD.

ASHEVILLE, NC 28803

Electronic Signature of Incorporator: WILLIAM EILERS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
PAUL ROSENBERG
4375 WATERMILL DRIVE
ORANGE PARK, FL. 32073 US

Title: CFO
MIKE HAWKINS
4375 WATERMILL DRIVE
ORANGE PARK, FL. 32073 US

Article VIII

The effective date for this corporation shall be:

05/31/2016